Exhibit 99.2

LIGHTING SCIENCE GROUP REALIGNS ITS MANUFACTURING OPERATIONS TO MEET GROWING DEMAND FOR LED LIGHTING

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Company Partners With Jabil for Mass Production of its Mainstream LED Lighting; Increases Investment In Its U.S. Manufacturing Facility For Large-Scale, Custom Projects and Infrastructure and Roadway Product Lines

•	Realignment Reflects Focus on Core Strengths of Innovation, Product Development and Market Development; Underscores Commitment to Improving Financial Performance

SATELLITE BEACH, Fla., Sept. 26, 2012 / — Lighting Science Group Corporation (OTCBB: LSCG), one of the world’s leading LED lighting manufacturers, today announced that it is realigning its manufacturing operations to capitalize on increasing market demand for its LED lighting products, while positioning the company for long-term growth and profitability.

A 2012 McKinsey & Company report predicted that LED lighting will comprise almost 70 percent of the general lighting market by 2020. As the premier innovator in LED lighting, and North America’s largest manufacturer and distributor of LED lighting for residential, commercial and industrial use, Lighting Science Group is strategically poised to benefit from this market expansion. To enhance its market position, the Company is channeling its assets and capital to support innovation, product development, sales, marketing, distribution and its U.S.-based manufacturing – the core functions that will contribute to the Company’s continued growth on its path to profitability.

In an effort to respond quickly to growing customer demand, Lighting Science Group is also expanding its relationship with world-class electronics manufacturer, Jabil Circuit (NYSE:JBL), which will provide the Company with greater scale, global production capabilities, a stronger supply chain and faster speed to market for its new products.

Between now and the year-end, Lighting Science Group will be transitioning its manufacturing production in Monterrey, Mexico, to Jabil. The transition is planned to ensure uninterrupted delivery of products to the market. Once the transition is complete, production will cease at the Monterrey facility. Additionally, the Company is increasing investments in its Satellite Beach, Florida manufacturing facility, where it will focus primarily on the production of large-scale, custom lighting products and its infrastructure and roadway product lines.

About Lighting Science Group Corporation

Lighting Science Group Corporation (OTCBB: LSCG) designs, develops, manufactures and markets LED lighting solutions that are environmentally friendlier and more energy efficient than traditional lighting products. Lighting Science Group offers retrofit LED lamps in form factors that match those of traditional lamps or bulbs and LED luminaires designed for a range of applications including public and private infrastructure for both indoor and outdoor use. Lighting Science Group’s Advanced Projects Group business unit designs, develops and manufactures custom LED lighting solutions for architectural and artistic projects. Lighting Science Group is headquartered in Satellite Beach, Florida; the Company’s European operations are based in Middelburg, The Netherlands; and the Company has a sales office in Sydney, Australia. Lighting Science Group employs approximately 1,000 workers building lighting products from domestic and imported parts. More information about Lighting Science Group is available at www.lsgc.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements concerning the performance of Lighting Science Group and its products and/or use terminology such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “project,” “seek,” “target,” “soon,” “will,” predicts” and variations of such words and similar expressions. Such statements reflect the current view of Lighting Science Group with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by these statements. In evaluating these statements, you should carefully review the risk factors detailed under “Risk Factors” in our most recent filings with the Securities and Exchange Commission that may cause our actual results to differ materially from these forward-looking statements.

Contact:

Lighting Science Group

Keith Scott, Chief Commercial Officer

415-971-5955

Keith.Scott@lsgc.com

Eric Villines

MWW Group

214-668-9793

evillines@mww.com

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